[FOLEY & LARDNER LETTERHEAD]

                                                                     EXHIBIT 5.1

                                 March 12, 2002

Fresh Brands, Inc.
2215 Union Avenue
Sheboygan, Wisconsin  53081

Gentlemen:

       We have acted as counsel for Fresh Brands, Inc., a Wisconsin corporation (the "Company"), in conjunction with the Company's preparation of a Form S-3 registration statement (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) 184,849 shares of the Company's common stock, $0.05 par value ("Common Stock"), and the associated common stock purchase rights ("Rights"), owned by the "Selling Shareholders" listed in the Registration Statement. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of October 12, 2001, by and between the Company and Firstar Bank, N.A. (the "Rights Agreement").

       In connection with our representation, we have examined (i) the Registration Statement, including the Prospectus; (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

       Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing under the corporate laws of the State of Wisconsin;

2. The shares of Common Stock set forth above have been validly issued by the Company;

3. The shares of Common Stock set forth above are fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof; and

4.     The Rights set forth above have been validly issued.

       Steven R. Barth, a partner in our firm, is a director of the Company.

       We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of said Act.

                                               Very truly yours,

                                               /s/Foley & Lardner

                                               Foley & Lardner